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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):        October 29, 2004

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-23049                                          33-0896617
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(Commission File Number)                       (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California            92612
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(Address of Principal Executive Offices)                           (Zip Code)

                                 (949) 476-2212
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         On October 29, 2004, the Company entered into an Amended and Restated Secured Convertible Term Note (the "Restated Note"), an Amended and Restated Registration Rights Agreement (the "Restated Registration Rights") and Common Stock Purchase Warrant Agreement (the "Warrant Agreement") with Laurus Master Fund, Ltd. ("Laurus")

         Under the Restated Note, the Minimum Monthly Principal Payments of $212,121.21 will begin March 1, 2005, rather than September 1, 2004. In addition, the initial Fixed Conversion price shall mean $0.37 until the first $2,000,000 of Principal Amount is converted into Common Stock and $0.56 for all remaining amounts.

         Under the Restated Registration Rights, the Effective Date shall now mean 120 days following the Filing Date, rather than 90 days and the shares underlying the common stock of the Warrant Agreement shall be a Registrable Security as defined in the Restated Registration Rights.

         The Company also issued a Warrant Agreement entitling Laurus to purchase up to 250,000 shares of the Company's common stock at a purchase price of $0.41 through July 12, 2011.


Exhibit No.       Description
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4.1              Amended and Restated Secured Convertible Term Note dated
                  October 29, 2004 issued by Island Pacific, Inc. in favor of
                  Laurus Master Fund, Ltd.

4.2              Common Stock Purchase Warrant dated October 29, 2004 issued by
                  Island Pacific, Inc.

4.3              Amended and Restated Registration Rights Agreement dated
                  October 29, 2004 between Island Pacific, Inc. and Laurus Master Fund, Ltd.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                Island Pacific, Inc.

Date:    November 2, 2004                       By:  /S/ RAN H. FURMAN
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                                                Name:  Ran H. Furman
                                                Title: Chief Financial Officer


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